CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Group Adviser Funds of our report dated December 21, 2023, relating to the financial statements and financial highlights, which appears in Delaware Diversified Income Fund's Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Independent Registered Public Accountants" and "Financial Highlights" in such Registration Statement

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 29, 2024